EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Accelerated Acquisitions I, Inc.

We hereby consent to the inclusion in the Form 10-SB Registration Statement of our report dated March 7, 2008 with respect to our audit of the financial statements of Accelerated Acquisitions I, Inc as of December 31, 2007 and for the period from inception (February 15, 2008) to February 29, 2008.

/s/ Paritz & Co, P.A.
Partiz & Company, P.A.
Certified Public Accountants

Hackensack, New Jersey
March 14, 2008